SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 FORM 8-K
                              CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934:

     Date of Report (Date of earliest event reported):

                            January 30, 2004

                             CAGLE'S, INC.
          (Exact name of registrant as specified in its charter)

      GEORGIA                     1-7138                   58-0625713
(State of Incorporation)   (Commission File Number)   (IRS Employer ID No.)

2000 Hills Avenue, N.W., Atlanta, Ga.          30318
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (404) 355-2820


Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         N/A

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         N/A

Item. 3. BANKRUPTCY OR RECEIVERSHIP.

         N/A

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         N/A

Item 5.  OTHER EVENTS.

         N/A

Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         N/A

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         N/A


Item 8.  CHANGE IN FISCAL YEAR.

         N/A

Item 9.  REGULATION FD DISCLOSURE.

         Cagle's, Inc. announced that the sale of its Perry, Georgia Complex, which consists of a broiler processing plant in Perry, Georgia and a feed mill and hatchery in Forsyth, Georgia to Perdue Farms, Inc. of Salisbury, MD was closed today.

         The final sale price was $45,000,000 for the fixed assets. Certain inventories were also sold which were in addition to the announced sale price.

         Concurrently with the closing of the sale of the Perry Complex, the Company closed a $20 million secured credit facility with a financial institution subject to a borrowing base for availability. Proceeds of the sale and an initial draw under the new credit facility were utilized to pay off existing bank syndicate debt.

         Cagle's, Inc. expects that this transaction will result in a one time charge of approximately $22,000,000.

         J. Douglas Cagle, Chairman and CEO stated that with this divestiture, the Company, while smaller in production capacity, will be restructured into a more efficient and consistently profitable company. With less product subject to the volatility of commodity pricing, the company expects to concentrate its efforts toward a more value added, premium product mix.

         SIGNATURES:
         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: January 30, 2004
                                                     Cagle's, Inc.
                                                     (Registrants)

                                                     /S/ Kenneth R. Barkley

                                                     Kenneth R. Barkley
                                                     Senior Vice President
                                                     Finance/Treasurer/CFO